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2northerntrust.com | © 2022 Northern Trust Corporation This presentation may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust’s business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements. FORWARD-LOOKING STATEMENTS

3northerntrust.com | © 2022 Northern Trust Corporation NORTHERN TRUST Our Clients ASS ET SE RVIC IN G WEALTH MANAGEMENT ASSET M AN AG EM EN T

4northerntrust.com | © 2022 Northern Trust Corporation TRUE EXPERTISE 2021 Best Private Bank in the U.S. 11 of the last 13 years FINANCIAL TIMES GROUP

5northerntrust.com | © 2022 Northern Trust Corporation TRUE INNOVATION Front Office Solutions Application Programming Interface (API) Store

6northerntrust.com | © 2022 Northern Trust Corporation TRUE IMPACT ESG Vector Score Net-zero Carbon Emissions by 2050 Diversity, Equity & Inclusion

TRUE PERFORMANCE

$16.2T

ASSETS UNDER CUSTODY / ADMINISTRATION

$1.6T

ASSETS UNDER MANAGEMENT

$184B

BALANCE SHEET

$ IN MILLIONS EPS AND ROE ARE ACTUAL NUMBERS	FISCAL YEAR 2021	% CHANGE VS. 2020
Noninterest Income	$5,082	+9%
Net Interest Income	1,383	(4%)
Total Revenue	6,465	6%
Provision for Credit Losses	(82)	N/M
Total Expenses	4,536	+4%
Net Income	1,545	28%
Earnings Per Share (EPS)	$7.14	$5.48
Return on Average Common Equity (ROE)	13.9%	11.2%

N/M = not meaningful

As of December 31, 2021.

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